UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A-1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

SYNOVA HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-51492	91-1951171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 N. Providence Road, Suite 6010, Media, Pennsylvania 19063

(Address of principal executive offices) (Zip Code)

(610) 565-7080

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Form 8-K (“Amendment No. 1”) is being filed to amend the Current Report on Form 8-K dated January 12, 2007, as filed by Synova Healthcare Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on January 17, 2007 (the “Original Form 8-K”). Amendment No. 1 is being filed solely to include the historical and pro forma financial statements required by Item 9.01(a)(1) and (b)(1) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Incorporated by reference herein to pages F-1 to F-15 of this Amendment No. 1.

(b)	Pro forma financial information.

Incorporated by reference herein to pages F-16 to F-19 of this Amendment No. 1.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
2.1*†	Agreement and Plan of Merger, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc., Synova 2006 Acquisition Corp., Allendale Pharmaceuticals, Inc., Galt Industries, Inc., Gene Detroyer and Robert Staab.

4.1.1*	6.5% Senior Convertible Promissory Note, dated as of January 12, 2007, issued to Castlerigg Master Investments Ltd. by Synova Healthcare Group, Inc., as maker.

4.1.2*	6.5% Senior Convertible Promissory Note, dated as of January 12, 2007, issued to Plainfield Direct LLC by Synova Healthcare Group, Inc., as maker.

4.1.3	6.5% Senior Convertible Promissory Note, dated as of January 12, 2007, issued to Galt Industries, Inc. by Synova Healthcare Group, Inc., as maker. (1)

4.1.4*	Form of 6.5% Senior Convertible Promissory Note, dated as of January 12, 2007, issued to certain other investors by Synova Healthcare Group, Inc., as maker.

4.2.1*	Common Stock Purchase Warrant, dated as of January 12, 2007, issued to Castlerigg Master Investments Ltd. by Synova Healthcare Group, Inc.

4.2.2*	Common Stock Purchase Warrant, dated as of January 12, 2007, issued to Plainfield Direct LLC by Synova Healthcare Group, Inc.

4.2.3	Common Stock Purchase Warrant, dated as of January 12, 2007, issued to Galt Industries, Inc. by Synova Healthcare Group, Inc. (1)

1

Exhibit No.	Description
4.2.4*	Common Stock Purchase Warrant, dated as of January 12, 2007, issued to the placement agent by Synova Healthcare Group, Inc.

4.2.5*	Form of Common Stock Purchase Warrant, dated as of January 12, 2007, issued to certain other investors by Synova Healthcare Group, Inc.

4.3.1*	Lock-Up Agreement, dated as of January 12, 2007, by and between Synova Healthcare Group, Inc. and Stephen E. King.

4.3.2*	Lock-Up Agreement, dated as of January 12, 2007, by and between Synova Healthcare Group, Inc. and David J. Harrison.

4.3.3*	Form of Lock-Up Agreement, dated as of January 12, 2007, by and between Synova Healthcare Group, Inc. and each of the directors, executive officers and significant stockholders of Synova Healthcare Group, Inc. (other than Stephen E. King and David J. Harrison).

4.4*	Form of Securities Purchase Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc. and each of the purchaser signatories thereto.

4.5.1*	Registration Rights Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc. and each of the purchaser signatories thereto.

4.5.2*	Registration Rights Agreement, dated as of January 12, 2007, by and between Synova Healthcare Group, Inc. and Galt Industries, Inc.

10.1	Escrow Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc., George Votis, Galt Industries, Inc., Gene Detroyer, Robert Staab and Blank Rome LLP, as escrow agent. (1)

10.2*	Employment Agreement, dated as of January 12, 2007, by and between Allendale Pharmaceuticals, Inc. and Gene Detroyer.

10.3*	Consulting Agreement, dated as of January 12, 2007, by and between Allendale Pharmaceuticals, Inc. and RTA, Inc.

10.4.1*	Letter Agreement, dated as of January 12, 2007, with Stephen E. King regarding Employment Agreement.

10.4.2*	Letter Agreement, dated as of January 12, 2007, with David J. Harrison regarding Employment Agreement.

10.5*	Guarantee Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc., Synova Healthcare, Inc., Synova Pre-Natal Healthcare, Inc., Guarantors and each of the purchaser signatories thereto.

10.6*	Letter Agreement, dated as of August 10, 2006, by and between Synova Healthcare Group, Inc. and the placement agent.

2

Exhibit No.	Description
10.7.1*	Letter Agreement, dated as of January 12, 2007, from Synova Healthcare Group, Inc. to Sandell Asset Management Corp. (Castlerigg Master Investments Ltd.) regarding legal expenses.

10.7.2*	Letter Agreement, dated as of January 12, 2007, from Synova Healthcare Group, Inc. to Plainfield Asset Management LLC regarding legal expenses.

10.8*	License Agreement, dated as of January 12, 2007, by and between Allendale Laboratories, Inc. and Synova Healthcare Group, Inc.

10.9*	Letter Agreement, dated as of January 11, 2007, by and between Allendale Pharmaceuticals, Inc. and Allendale Laboratories, Inc. regarding patent application.

23.1	Consent of Morison Cogen LLP.

99.1*	Press Release of Synova Healthcare Group, Inc., issued on January 16, 2007, as to the acquisition of Allendale Pharmaceuticals, Inc.

99.2*	Press Release of Synova Healthcare Group, Inc., issued on January 16, 2007, as to the private placement of Senior Convertible Notes.

99.3*	Information provided to prospective investors in the private placement.

*	Previously filed.

†	The schedules to this agreement have been omitted in accordance with the rules of the Commission. A list of omitted schedules has been included in this exhibit and will be provided supplementally to the Commission upon request.

(1)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 (File No. 0-51492), as filed with the Commission on February 26, 2007.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2007

SYNOVA HEALTHCARE GROUP, INC.

By:	/s/ Robert L. Edwards
Name:	Robert L. Edwards
Title:	Chief Financial Officer

4

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Allendale Pharmaceuticals, Inc. and Subsidiaries

Allendale, New Jersey

We have audited the accompanying consolidated balance sheets of Allendale Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Allendale Pharmaceuticals, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the consolidated financial statements, the Company was acquired on January 12, 2007 and prior to the acquisition the Company negotiated a significant reduction of its liabilities.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for share-based payments as of January 1, 2006.

/s/    MORISON COGEN LLP

Bala Cynwyd, Pennsylvania

February 21, 2007

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2006 and 2005

	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$—	$23,765
Accounts receivable, net of a $40,400 allowance	813,264	36,744
Inventory	865,261	2,269,362
Prepaid expenses	13,442	15,698

Total current assets	1,691,967	2,345,569

Property and equipment, net	398,004	569,256

Total assets	$2,089,971	$2,914,825

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Notes payable	$5,341,983	$1,416,043
Current portion of long-term debt	2,659,995	2,609,995
Accounts payable	2,110,325	3,347,821
Accrued liabilities	1,375,739	1,042,792
Accrued salaries and benefits	3,398,898	2,997,164
Accrued interest	2,460,638	1,832,475

Total current liabilities	17,347,578	13,246,290

Long-term debt, net of current portion	—	156,500

Total liabilities	17,347,578	13,402,790

Commitments and contingencies	—	—

Stockholders’ deficit:
Series A convertible preferred stock, $.01 par value, 1,692,752 shares authorized, issued and outstanding (liquidation preference: $612,144)	16,928	16,928
Series TS convertible preferred stock, $.01 par value, 300 shares authorized, 120 shares issued and outstanding in 2005	—	1
Common stock, $.01 par value, 100,000,000 shares authorized, 548,217 and 548,274 shares issued and outstanding in 2006 and 2005, respectively	5,482	5,483
Additional paid-in-capital	6,889,488	6,928,070
Accumulated deficit	(22,169,505)	(17,438,447)

Total stockholders’ deficit	(15,257,607)	(10,487,965)

Total liabilities and stockholders’ deficit	$2,089,971	$2,914,825

See accompanying notes to consolidated financial statements.

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the Years Ended December 31, 2006 and 2005

	2006	2005
Net sales	$1,476,036	$847,304

Cost of goods sold	(1,336,734)	(858,713)

Provision for slow moving and obsolete inventory	(813,000)	(364,000)

Gross loss	(673,698)	(375,409)

Selling, general and administrative expenses	3,412,976	3,293,938

Operating loss	(4,086,674)	(3,669,347)

Other income (expense):
Interest expense, net of interest income	(955,803)	(760,120)
Forgiveness of indebtedness	311,419	—

Other income (expense):	(644,384)	(760,120)

Net loss	$(4,731,058)	$(4,429,467)

See accompanying notes to consolidated financial statements.

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Deficit

For the Years Ended December 31, 2006 and 2005

	Series A Preferred Stock		Series TS Preferred Stock		Common Stock		Additional Paid-in- Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount
Balance at January 1, 2005, as adjusted for reverse splits	1,692,752	$16,928	120	$1	493,855	$4,939	$4,706,309	$(13,008,980)	$(8,280,803)

Issuance of common stock for cash	—	—	—	—	27,405	274	1,126,374	—	1,126,648

Common stock warrants exercised	—	—	—	—	18,855	189	493,818	—	494,007

Fair value of common stock issued for services	—	—	—	—	8,160	82	326,507	—	326,589

Equity compensation—fair value of warrants issued for services	—	—	—	—	—	—	171,861	—	171,861

Equity compensation—warrants issued to employee at intrinsic value	—	—	—	—	—	—	103,200	—	103,200

Net loss	—	—	—	—	—	—	—	(4,429,467)	(4,429,467)

Balance, December 31, 2005	1,692,752	16,928	120	1	548,274	5,483	6,928,070	(17,438,447)	(10,487,965)

Issuance of common stock for cash	—	—	—	—	342	3	12,497	—	12,500

Fair value of common stock issued for services	—	—	—	—	285	3	14,997	—	15,000

Equity compensation—fair value of warrants issued for services	—	—	—	—	—	—	53,916	—	53,916

Repurchase and cancellation of common stock	—	—	—	—	(684)	(7)	(35,993)	—	(36,000)

Repurchase and cancellation of Series TS Preferred Stock	—	—	(120)	(1)	—	—	(83,999)	—	(84,000)

Net loss	—	—	—	—		—	—	(4,731,058)	(4,731,058)

Balance, December 31, 2006	1,692,752	$16,928	—	$—	548,217	$5,482	$6,889,488	$(22,169,505)	$(15,257,607)

See accompanying notes to consolidated financial statements.

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities:
Net loss	$(4,731,058)	$(4,429,467)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	203,294	192,416
Provision for slow moving and obsolete inventory	813,000	364,000
Forgiveness of indebtedness	(311,419)	—
Fair value of common stock issued for services	15,000	326,589
Fair value of warrants issued for services	53,916	171,861
Warrants issued to employees at intrinsic value	—	103,200
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(776,520)	(36,744)
Inventory	591,101	(2,000,846)
Prepaid expenses	2,256	(4,261)
Increase (decrease) in:
Accounts payable	(1,190,855)	1,594,679
Accrued liabilities	248,947	752,209
Accrued salaries and benefits	401,734	552,973
Accrued interest	786,441	479,199

Net cash used in operating activities	(3,894,163)	(1,934,192)

Cash flows from investing activities:
Acquisition of property and equipment and net cash used in investing activities	(32,042)	(53,675)

Cash flows from financing activities:
Proceeds from notes payable to distributors	—	200,000
Proceeds from notes payable to stockholders	4,201,739	5,000
Proceeds from note payable to related party	—	137,390
Proceeds from issuance of common stock	12,500	1,620,655
Repurchase of common stock	(36,000)	—
Principal repayments	(275,799)	—

Net cash provided by financing activities	3,902,440	1,963,045

Net decrease in cash and cash equivalents	(23,765)	(24,822)

Cash and cash equivalents at beginning of year	23,765	48,587

Cash and cash equivalents at end of year	$—	$23,765

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$245,176	$173,766

Supplemental disclosures of non cash financing and investing activities:
Amounts payable for repurchase of Series TS convertible preferred stock	$84,000	$—

See accompanying notes to consolidated financial statements.

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2006 and 2005

1. Nature of Operations and Summary of Significant Accounting Policies:

This summary of significant accounting policies of Allendale Pharmaceuticals, Inc. (“Allendale”) and Subsidiaries (the “Company”) is presented to assist in understanding the Company’s consolidated financial statements. The consolidated financial statements and notes are representations of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Nature of Activities:

Allendale Pharmaceuticals, Inc., incorporated in Delaware in March of 1997, develops and markets personal care products for women in various countries throughout the world.

Today’s Womancare Company (formerly VLI Corporation) (“TWC”), incorporated in May of 1981 in Delaware, a wholly owned subsidiary of Allendale, markets and sells the most popular over-the-counter female contraceptive product—the Today® Sponge. Its product is currently marketed in the United States and Canada and is expected to commence marketing of its product in the European Union, Africa and the Middle East in the near future.

Today’s Womancare (Canada), Inc. incorporated in June of 2002 in Canada, a wholly owned subsidiary of Allendale, markets the Today® Sponge and other Allendale personal care products throughout Canada.

Today’s Womancare (UK) Ltd., incorporated in November of 2000 in the United Kingdom, an 80% owned subsidiary of Allendale, will distribute and market the Today® Sponge and other Allendale personal care products in the European Union, Africa and the Middle East.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation:

The accompanying consolidated financial statements include the accounts of Allendale and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Accounts Receivable:

The Company carries its accounts receivable at the invoice amount, less an allowance for returns and an allowance for doubtful accounts. On a periodic basis, management evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on communications with the customer.

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

December 31, 2006 and 2005

The Company’s policy is to review the aging of the accounts receivable and to follow-up with the customer for receivables over 30 days old. Accounts are written-off as uncollectible if no payments are received after the Company has exhausted all efforts to collect the receivable.

Inventory:

Inventory is comprised of raw materials and finished goods, and is stated at the lower of cost or market. Cost is determined using the first-in, first-out (“FIFO”) method. Market is determined based on net realizable value. Appropriate consideration is given to obsolescence, excess quantities, and other factors in evaluating net realizable value.

Property and Equipment:

Property and equipment are valued at cost. Depreciation and amortization are provided using the straight-line method. Maintenance and minor repairs are charged to operations when incurred. When assets are retired or sold, the related costs and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in current operations.

The estimated useful lives for depreciation and amortization are:

Manufacturing equipment	5 years
Office equipment	5 years
Leasehold improvements	Over the life of the related lease approximately 60 months

Long-Lived Assets:

Long-lived assets are required to be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes that there have been no impairments of long-lived assets. A change in estimates could result in an impairment charge.

Income Taxes:

Income taxes are accounted for using the asset and liability method. Deferred taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. Future tax benefits are recognized to the extent that realization of such benefits is more likely than not.

Share-Based Compensation:

As permitted under SFAS No. 123R, “Accounting for Stock-Based Compensation” (SFAS 123R), the Company accounted for its stock options issued to employees prior to January 1, 2006 using the “intrinsic value” method permitted by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees.” Pursuant to APB No. 25, no equity based compensation expense was recorded in the statement of operations since there was no difference between the unit option’s exercise price and market price at the date of grant. The Company adopted the fair value recognition provision of SFAS 123R in 2006 under the modified prospective transition method. Under the modified prospective transaction method, the fair value recognition provisions apply only to new awards or awards modified after December 31, 2005. The fair value of existing

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

December 31, 2006 and 2005

unvested awards at the date of adoption is recorded in compensation expense over the remaining requisite service period. Results from prior periods have not been restated. Compensation cost of $8,916 was recognized in the statement of income for options granted prior to 2006 that vested in 2006. Had compensation cost been determined on the basis of SFAS 123R in 2005, the net income would have been adjusted as follows:

Net loss, as reported	$(4,429,467)
Deduct stock-based employee compensation expense determined under fair value based method for all rewards	(22,300)

Pro forma net loss	$(4,451,767)

Share-Based Compensation:

For purposes of SFAS 123R, the fair value of each option grant is estimated on the date of grant using the Black-Scholes pricing module.

Sales and Revenue Recognition:

The Company sells its products to a number of leading national and regional retailers and wholesalers, both directly and through the services of external sales brokers in the United States and Canada.

The Company recognizes revenue when (i) persuasive evidence of a customer or distributor arrangement exists or acceptance occurs, (ii) a retailer, distributor or wholesaler receives the goods, (iii) the price is fixed or determinable, and (iv) collectibility of the sales revenues is reasonably assured. Subject to these criteria, except with respect to retailers, distributors or wholesalers that buy products from the Company under guaranteed sales arrangements and except as otherwise described below, the Company will generally recognize revenue at the time its merchandise is received by the retailer, distributor or wholesaler.

The Company recognizes revenue from guaranteed sales arrangements when the retailer sells the goods to its customers. Based on the monitoring of sales activity and the reordering patterns of major customers, the Company has established an allowance for returned product. The Company has experienced returns in the normal course of business and it expects to do so in future periods. The Company will continue to monitor sales activity and its customer ordering patterns to determine in the future whether the return allowance amount is reasonable based upon actual and expected return activity.

The Company treats temporary price reduction (“TPR”) programs, merchandising fees, co-operative advertising and slotting costs as reductions in gross sales. The Company records the liability when persuasive evidence exists that the Company and the customer or distributor have reached agreement and that an advertising action will result in a charge to the Company in the near future. The liability is maintained until the customer takes the deduction against payments due. In addition, in accordance with Emerging Issues Task Force (“EITF”). Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer, if the TPR recorded is in excess of gross sales for any retailer, the amount in excess will be recorded as a marketing expense.

The Company sometimes enters into an arrangement with a retailer, wholesaler or distributor that has the right to return to the Company any product that was not sold or otherwise failed to meet the customer’s expectations. Under these terms, the sale of product to the retail customer would be considered contingent upon the retail customer’s resale of the product to its customer. Therefore, the recognition of revenue upon actual shipment of product to such retail customer is not made until the retail customer’s actual resale of the product. The Company is generally notified of sales by these retailers through a third party’s publication of weekly sales data.

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

December 31, 2006 and 2005

Shipping and Handling Costs:

Shipping and handling costs are included in costs of goods sold.

Advertising Costs:

The Company expenses advertising as it is incurred. Advertising expense was $285,332 and $351,327 in 2005.

The Company accounts for co-operative advertising expense in accordance with EITF 01-09, Accounting for Consideration Given by a Vendor to a Customer. EITF 01-09 requires that cash consideration, including sales incentives, given by a vendor to a customer is presumed to be a reduction of the selling price and, therefore, should be characterized as a reduction to gross sales. This presumption is overcome and the consideration would be characterized as an expense incurred if the vendor receives an identifiable benefit in exchange for the consideration and the fair value of that identifiable benefit can be reasonably estimated. Furthermore, under EITF 01-09, if the consideration recorded is in excess of gross sales for any retailer, the amount in excess will be recorded as a marketing expense.

Cooperative advertising expenses of $43,595 and $20,695 were recorded as reductions of sales revenue in 2006 and 2005, respectively.

2. Management’s Discussion of Operations and Financial Condition:

The Company incurred a net loss of $4,731,058 in 2006, used $3,894,163 and $1,934,192 of cash in operations in 2006 and in 2005, respectively, and has a working capital deficit of $15,655,611 and a stockholders’ deficit of $15,257,607 at December 31, 2006.

On January 12, 2007, the Company was acquired by Synova Healthcare Group, Inc. Prior to the acquisition, the Company negotiated a reduction of notes payable, long-term debt, accrued salaries and benefits, and accrued interest from approximately $13,900,000 in the aggregate to $5,000,000.

It is management’s opinion that the Company will now be able to satisfy its obligations in the normal course of business.

3. Inventory:

Inventory is comprised of the following at December 31, 2006 and 2005:

	2006	2005
Raw materials	$396,902	$318,167
Finished goods	1,550,714	2,315,195

	1,947,616	2,633,362
Less allowances for slow moving and obsolete inventory	(1,082,355)	(364,000)

	$865,261	$2,269,362

Finished goods are manufactured under an agreement with a contract manufacturer.

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

December 31, 2006 and 2005

4. Property and Equipment:

Property and equipment are stated at cost and comprised of the following at December 31, 2006 and 2005:

	2006	2005
Manufacturing equipment	$739,047	$707,005
Office equipment	3,563	3,563
Leasehold improvements	295,993	295,993

	1,038,603	1,006,561
Less accumulated depreciation and amortization	(640,599)	(437,305)

	$398,004	$569,256

Depreciation and amortization expense for property and equipment for 2006 and 2005 was $203,294 and $192,416, respectively.

5. Notes Payable:

Notes payable consisted of the following at December 31, 2006 and 2005:

	2006	2005
$350,000 line of credit agreement with the Company’s U.S. distributor with interest at the prime rate (8.25% at December 31, 2006) plus 1.5% due February 2006.	$350,000	$350,000
$200,000 line of credit agreement with the Company’s Canadian distributor with interest at 22% per annum compounded monthly, collateralized by a priority lien on inventory located in Canada.	184,805	200,000
$750,000 credit facility with a stockholder due on demand, with interest at varying rates (7% at December 31, 2006).	526,737	526,737
$200,000 credit facility with a stockholder due on demand, with interest at varying rates (approximately 30% per annum at December 31, 2006).	17,433	24,283
Demand note payable to a related party whose owner is a stockholder of the Company with interest at 12%.	157,390	137,390
Demand notes payable to a stockholder with interest at 12%.	319,000	169,000
Bridge note payable on demand to a stockholder with interest at 8%, collateralized by a secondary lien on substantially all of the Company’s assets.	3,344,357	—
Inventory financing, collateralized by inventory	433,549	—
Other notes	8,712	8,633

	$5,341,983	$1,416,043

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

December 31, 2006 and 2005

6. Long-term debt:

Long-term debt consisted of the following at December 31, 2006 and 2005:

	2006	2005
Note payable in connection with the acquisition of VLI Corporation, plus interest at prime plus 3%, due in 36 monthly payments schedule to commence October 2005	$2,500,000	$2,500,000
Debenture payable to stockholder with interest at 15% which was due in 2005	60,000	60,000
Debentures payable with interest at 15% which was due in 2005	33,330	33,330
Debenture payable with interest at 15% which was due in 2006	16,665	16,665
Debenture payable with interest at 15% which was due in February 2007	50,000	156,500

	2,659,995	2,766,495
Less current portion	(2,659,995)	(2,609,995)

Total long-term	$—	$156,500

The note payable in connection with the acquisition of VLI Corporation is collateralized by a priority lien on substantially all of the assets of the Company, including a pledge of the stock of VLI Corporation.

Interest expense for 2006 and 2005 was $955,803 and $767,741, respectively.

7. Common and Preferred Stock:

On March 10, 2006, the Company filed an amendment to its articles of incorporation to increase its authorized shares of common stock from 19.5 million to 100 million shares. On September 6, 2006, the Company filed an amendment to its articles of incorporation to convert each share of common stock into 1/15 of one share of common stock and decrease its authorized shares of common stock from 100 million shares to 6,666,667 shares. On January 3, 2007, the Company filed an amendment to its articles of incorporation to convert each share of common stock into .5128 of one share of common stock and increased its authorized shares of common stock from 6,666,667 shares to 13,000,000 shares. All share amounts and related accounts have been adjusted for these reverse splits. The January 1, 2005 common stock amount and additional paid-in capital of $144,452 and $4,566,796 have been adjusted by $139,513 to reflect the par value of outstanding common stock after the reverse split.

In October 2003, the Company issued 1,692,752 shares of its Series A preferred at $.2954 per share for aggregate proceeds of $500,039. The Series A preferred stock has a 7% cumulative dividend which totaled $112,105 at December 31, 2006 and a liquidation preference equal to two times the original issuance price plus all unpaid dividends. At the holder’s option each share of the Series A preferred stock is convertible into .0342 shares of the Company’s common stock, adjusted for stock dividends and splits and additional issuance of shares, or similar capitalization changes. With the consent of the holders at least 51% of the then outstanding shares, or in the event of a public offering for the Company’s common stock with gross proceeds of at least $20 million, all of the outstanding shares of the Series A preferred stock will automatically convert into one share of common stock.

Prior to the acquisition of the Company on January 12, 2007, the cumulative unpaid dividends were paid in shares of the Company’s stock and the Series A preferred stock was converted into common stock.

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

December 31, 2006 and 2005

In June 1999, the Company issued 120 shares of its Series TS preferred stock at $2,750 per share for aggregate proceeds of $330,000. The Series TS preferred stock had no required dividend, and had a liquidation preference, subordinated to the Series A liquidating preference, of $2,750 per share. The Series TS preferred stock could have been converted into common stock at any time by the holder of the shares or the Company. The number of common shares issuable upon conversion was to be computed based upon a prescribed calculation.

On October 23, 2006, the Company entered into an agreement with the Series TS preferred stockholders to repurchase all outstanding shares for $84,000. The $84,000 purchase price is included in accrued liabilities since the payments to the stockholders was not made until January 18, 2007.

8. Provision for Income Taxes:

There is no provision for income taxes in 2006 or 2005 since it was more likely than not that the tax benefits of the net operating losses for 2006 and 2005 would not be realized. The valuation allowance increased by approximately $1.8 million and $1.6 million in 2006 and 2005 respectively due to the increase in deferred tax assets related to the net operating losses generated in those years. The Company’s deferred tax assets are primarily related to net operating loss carryforwards. At December 31, 2006 and 2005, the Company’s deferred tax assets and the related valuation allowance approximated $4.7 million and $2.9 million, respectively.

At December 31, 2006, the Company had net operating loss carry forwards for federal and state tax purposes approximating $10.7 million which expire through 2026 and 2013, respectively. The amount of federal net operating loss carry forward which can be utilized in any one period may be limited by federal income tax regulations upon a change in ownership as defined in Section 382 of the Internal Revenue Code.

9. Commitments and Contingencies:

Employment Agreements:

The Company has employment agreements with two current officers and one former officer of the Company. All three officers are stockholders of the Company. The agreements for the two current officers require annual base compensation of $300,000 and other fringe benefits, and are continuously renewed for three-year terms. The former officer’s agreement required annual base compensation of $120,000 and other fringe benefits, and continuously renewed through the date he left employment in April 2006 for thirty-month terms. Upon termination of an employment agreement, except for cause by the Company or other than good reason, as defined, by the officer, severance comprised of the then current base compensation and other fringe benefits will be paid to the officer for the three-year period after termination.

Included in accrued salaries and benefits is $3,398,898 and $2,636,739 related to those employment agreements as of December 31, 2006 and 2005, respectively.

Consulting Agreement:

In October 2003, the Company entered into a consulting agreement with the Company’s Series A convertible preferred stockholder. The agreement continues in effect until that stockholder sells more than 75% of his Series A Preferred Stock. Compensation earned under the agreement is $75,000 per year and is not required to be paid until certain accrued salaries of two of the Company’s officers are paid. Compensation earned under the term of the agreement will be at least 50% of the highest salary of those two officers.

Litigation:

The Company is involved in litigation with its former exclusive United States distributor (“Distributor”) asserting that the Distributor breached its contractual obligations under an exclusive distribution agreement to

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

December 31, 2006 and 2005

promote, market and distribute the Company’s products, to maintain appropriate levels of inventory at its warehouse facilities, and to provide certain inventory financing. Due to the non-performance of the Distributor, the Company terminated the agreement in February 2006. The Distributor contests the Company’s assertions, denies the validity of the Company’s termination of the Agreement, and is seeking payment of $2.75 million that they believe they are entitled under the agreement. Management does not believe that certain claims of the Distributor for lost profits and termination of the agreement amounting to approximately $1.45 million are meritorious. At December 31, 2006 and 2005, in addition to the $350,000 note payable, there is approximately $1,060,000 and $903,000, respectively, included in accrued liabilities and $40,000 and $27,000, respectively, included in interest relating to this matter. Management does not believe that it is currently feasible to predict or determine the final outcome or resolution of these proceedings, however, management does not believe that the resolution of this matter will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. Included in the December 31, 2006 and 2005 inventory balance is approximately $356,000 and $1,100,000, respectively, of consigned inventory that was shipped through this Distributor.

The Company is also involved in litigation with a former officer of the Company. That former officer left employment in April 2006 and is seeking payment of accrued salary and certain fringe benefits under his employment agreement. At December 31, 2006 and 2005 approximately $811,000 and $750,000, respectively, of salaries and fringe benefits relating to that officer’s employment agreement have been accrued. Management of the Company, after consultation with legal counsel, does not believe that the resolution of this matter will have a material adverse effect upon the Company’s consolidated financial condition, results of operations, or cash flows.

The Company is subject to various other legal proceedings and claims that arise in the ordinary course of business. Management of the Company, after consultation with legal counsel, does not believe that the resolution of such matters will have a material adverse effect upon the Company’s consolidated financial condition, results of operations, or cash flows.

10. Stock-Based Compensation:

The Company maintains the Allendale Pharmaceuticals, Inc. Stock Option and Grant Plan and authorized 61,538 shares of common stock under the Plan. The Plan provides terms for the issuance by the Company of incentive stock options, nonqualified stock options, and stock awards. Generally, the options vest over a one year period and expire at the end of the tenth year.

During 2006 and 2005, $8,916 and $171,861, respectively of nonemployee compensation was recognized related to services provided in exchange for warrants and options granted to purchase common stock. In addition, $45,000 and $103,200 of employee compensation was recognized in 2006 and 2005, respectively, in exchange for warrants and options granted to purchase common stock.

The fair value of the warrants and options granted in 2006 and 2005 were estimated on the date of grant for each grant using the Black-Scholes option pricing model, using the following assumptions:

	2006	2005
Dividend yields	0%	0%
Expected volatility	60 – 64%	0%
Average remaining life	7 years	5 years
Risk-free interest rates	4.5%	3.4% – 5%

ALLENDALE PHARMACEUTICALS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, continued

December 31, 2006 and 2005

The changes in warrants and options are summarized below:

	Shares	Exercise price	Weighted Average Exercise Price
Balance at January 1, 2005	73,230	$.29 – 36.56	$19.28
Awarded	27,816	25.83 – 52.65	30.48
Exercised	(18,855)	.29 – 32.47	26.21
Expired	(2,444)	29.25 – 36.56	31.36

Balance at December 31, 2005	79,747	.29 – 52.65	21.18
Awarded	34,546	1.46 – 3.66	2.57
Exercised	—	—	—
Expired	(3,963)	.29 – 18.28	14.39

Balance at December 31, 2006	110,330	.29 – 52.65	20.71

Information with respect to the warrants and options outstanding at December 31, 2006 is as follows:

Exercise Price Per Share	Shares	Weighted Average Remaining Contractual Life	Number of Exercisable Shares
$ 14.63 – 29.25	21,521	1.00 – 1.99 years	21,521
18.28 – 21.12	32,941	2.00 – 2.99 years	32,941
11.70 – 27.50	12,009	3.00 – 3.99 years	12,009
1.46 – 52.65	43,859	4.00 – 4.99 years	43,859

	110,330		110,330

11. Related Party Transactions:

The Company has a licensing agreement for the use of certain products relating to dissolvable film technology with a corporation, whose major shareholder is also a shareholder of the Company. Royalties for use of these products are payable at a rate of 2.5% of the first $4 million of gross profit, as defined, and at a rate of 1.5% in excess of that amount. For the years ended December 31, 2006 and 2005 no royalty amounts were due under the agreement.

12. Concentration of Credit Risk:

The Company provides credit, in the normal course of business, to retailers, wholesalers and distributors which are located throughout the United States and Canada. The Company performs ongoing credit evaluations of its retailers, wholesalers and distributors and maintains allowances for potential credit losses, which, when realized, have been within the range of management’s expectations. The Company generally does not require collateral with regard to extending credit to retailers, wholesalers and distributors.

13. Major Customers:

Two distributors and two retailers accounted for approximately 77% of the Company’s revenue in 2006 and two distributors accounted for approximately 84% of the Company’s revenue for 2005.

14. Major Vendor:

The Company’s principal product is manufactured under an agreement with one contract manufacturer. Due to significant regulatory requirements, should that contract manufacturer not be able to perform under the contract, the Company may not be able to arrange manufacturing for its product with another contract manufacturer within a reasonable period of time, and accordingly the Company may not have sufficient product to meet customer demand, potentially resulting in an adverse effect on the Company’s operations.

SYNOVA HEALTHCARE GROUP, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

BASIS OF PRESENTATION

The unaudited pro forma combined financial statements present the balance sheet and income statement information from the consolidated financial statements of Synova Healthcare Group, Inc. (the “Company”) as of December 31, 2006 and for the year then ended, and give effect to the following as if each of them occurred as of January 1, 2006:

•	as described below, the completion of the Company’s acquisition on January 12, 2007 of the issued and outstanding common shares of Allendale Pharmaceuticals, Inc. (“Allendale”); and

•

the sale by the Company of $15,000,000 of its 6.5% Senior Convertible Notes due January 12, 2012 with common stock purchase warrants to purchase, in the aggregate, 16,500,000 shares of its common stock, for a total proceeds of $15,000,000, net of offering expense of $1,568,381 consisting of cash of $964,950, and warrants with value of $203,381 issued to the placement agent.

The Company based its unaudited pro forma combined financial statements for the year ended December 31, 2006 in part on its audited consolidated financial statements and the audited financial statements of Allendale, each as of and for the year ended December 31, 2006, and the estimates and assumptions set forth below and in the notes to the Company’s unaudited pro forma combined financial statements.

The pro forma adjustments are based upon preliminary estimates, available information and certain assumptions that management of the Company has deemed appropriate. These unaudited pro forma combined financial statements do not project what our results of operations or financial position will be as of any future date or for any future period. This financial information should be read in conjunction with the audited consolidated financial statements of the Company and the accompanying notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on February 26, 2007 (the “2006 Annual Report”), and the audited consolidated financial statements of Allendale and accompanying notes thereto included in this Amendment No. 1. Also, this information should be read in conjunction with the section entitled “Management’s Discussion and Analysis or Plan of Operations” included in the 2006 Annual Report.

SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

DECEMBER 31, 2006

	Historical
	Synova	Allendale	Pro Forma Adjustments	Notes	Pro Forma
			(unaudited)
ASSETS
Cash and restricted cash	$72,605	$—	$15,000,000	(a)	$6,682,605
			(1,365,000)	(b)
			(7,200,000)	(i)
			1,150,000	(j)
			(975,000)	(k)
Accounts receivable	32,762	813,264			846,026
Inventory	396,768	865,261			1,262,029
Deposits	500,000	—			500,000
Other assets	269,169	13,442	964,950	(b)	1,054,571
			(192,990)	(m)
Property and equipment	126,900	398,004	2,601,996	(e)	2,755,900
			(371,000)	(h)
Investment-equity basis	2,227,961	—			2,227,961
Intangibles			19,894,097	(d)	21,394,097
			3,500,000	(f)
			(1,500,000)	(g)

Total assets	$3,626,165	$2,089,971	$31,507,053		$37,223,189

LIABILITIES

Notes and loans payable	$1,782,000	$8,001,978	$(3,001,978)	(c)	$2,582,000
			(4,200,000)	(i)
Senior convertible promissory notes payable	—	—	9,228,781	(a)	10,153,580
			924,799	(l)
Accounts payable and accrued liabilities	4,184,263	3,486,064	(3,000,000)	(i)	4,670,327
Accrued salaries, interest, etc.	—	5,859,536	(5,859,536)	(c)	—
Deferred income tax liability			3,500,000	(f)	3,500,000

Total liabilities	5,966,263	17,347,578	(2,407,934)		20,905,907

Total stockholders’ deficit	(2,340,098)	(15,257,607)	5,771,219	(a)	16,317,282
			(400,050)	(b)
			8,861,514	(c)
			19,894,097	(d)
			2,601,996	(e)
			(1,500,000)	(g)
			(371,000)	(h)
			1,150,000	(j)
			(975,000)	(k)
			(924,799)	(l)
			(192,990)	(m)

Total liabilities and stockholders’ deficit	$3,626,165	$2,089,971	$31,507,053		$37,223,189

SYNOVA HEALTHCARE GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2006

	Historical
	Synova	Allendale	Pro Forma Adjustments		Notes	Pro Forma
			(unaudited)
Net sales	$187,970	$1,476,036	$			$1,664,006

Cost of sales	266,141	1,336,734		371,000	(h)	1,973,875
Write down of inventory	—	813,000				813,000
Selling and marketing	2,625,232	647,294				3,272,526
Personnel expenses	1,931,915	564,954				2,496,869
General and administrative	2,648,522	2,200,728		1,500,000	(g)	6,349,250

Total operating expenses	7,471,810	5,562,710		1,871,000		14,905,520

Operating loss	(7,283,840)	(4,086,674)		(1,871,000)		(13,241,514)
Other income (expense)	(747,647)	(644,384)		1,150,000	(j)	(2,334,820)
				(975,000)	(k)
				(924,799)	(l)
				(192,990)	(m)

Net loss	$(8,031,487)	$(4,731,058)		$(2,813,789)		$(15,576,334)

Basic and diluted net loss	$(0.48)					$(0.48)

Weighted average shares outstanding	16,675,602			16,000,000	(d)	32,675,602

SYNOVA HEALTHCARE GROUP, INC, AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

In this section, we have provided you with our unaudited pro forma combined financial statements as of and for the year ended December 31, 2006. This financial information, which is based on preliminary information, gives effect to the following as if they occurred as of January 1, 2006:

a.

Sale of $15,000,000 of 6.5% senior convertible promissory notes of Synova Healthcare Group, Inc. (“Synova”) with warrants to purchase 16,500,000 shares of Synova common stock at $1.00 per share. Warrants were valued at $0.5685 each.

b.	The incurrence of offering costs of $1,365,000, plus a warrant to purchase 357,750 shares of Synova common stock at $1.00 per share valued at $203,381 for a total of $1,568,381, which was allocated $964,950 to debt issuance and $603,431 less the $203,381 value of the warrants, to additional paid-in capital.

c.	Reduction of Allendale Pharmaceutical, Inc.’s (“Allendale”) notes payable, long-term debt, and accrued interest to $5,000,000.

d.	Recognition of the following intangible assets in connection with the issuance of 16,000,000 shares of Synova common stock in exchange for 100% of Allendale’s common stock (the “Merger”). The excess of the purchase price and the fair value of the net tangible assets acquired was allocated to the following intangible assets:

	Amount	Life
Trademark	$7,500,000	Indefinite
GMP compliance certificate	2,000,000	5 years
NDA certificate	5,500,000	5 years
Goodwill, excluding adjustment for deferred income taxes	4,894,097	Indefinite

	$19,894,097

e.	Step-up of Allendale’s fixed assets to fair value in connection with the Merger.

f.	Recognition of deferred income taxes on the differences between the basis of assets and liabilities for financial reporting and income tax purposes.

g.	Amortization of GMP compliance certificate and NDA certificate over 5 years.

h.	Additional depreciation of the stepped-up basis of Allendale’s fixed assets over 7 years.

i.	Paydown of Allendale’s notes and loans payable, accrued salaries, interest payable, accounts payable and accrued expenses.

j.	Elimination of interest expense on debt repaid.

k.	Interest on $15,000,000 of senior convertible promissory notes issued in connection with the Merger.

l.	Accretion of interest on senior convertible promissory notes.

m.	Amortization of debt issuance cost over 5 years.

EXHIBIT INDEX

Exhibit No.	Description

2.1*†	Agreement and Plan of Merger, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc., Synova 2006 Acquisition Corp., Allendale Pharmaceuticals, Inc., Galt Industries, Inc., Gene Detroyer and Robert Staab.

4.1.1*	6.5% Senior Convertible Promissory Note, dated as of January 12, 2007, issued to Castlerigg Master Investments Ltd. by Synova Healthcare Group, Inc., as maker.

4.1.2*	6.5% Senior Convertible Promissory Note, dated as of January 12, 2007, issued to Plainfield Direct LLC by Synova Healthcare Group, Inc., as maker.

4.1.3	6.5% Senior Convertible Promissory Note, dated as of January 12, 2007, issued to Galt Industries, Inc. by Synova Healthcare Group, Inc., as maker. (1)

4.1.4*	Form of 6.5% Senior Convertible Promissory Note, dated as of January 12, 2007, issued to certain other investors by Synova Healthcare Group, Inc., as maker.

4.2.1*	Common Stock Purchase Warrant, dated as of January 12, 2007, issued to Castlerigg Master Investments Ltd. by Synova Healthcare Group, Inc.

4.2.2*	Common Stock Purchase Warrant, dated as of January 12, 2007, issued to Plainfield Direct LLC by Synova Healthcare Group, Inc.

4.2.3	Common Stock Purchase Warrant, dated as of January 12, 2007, issued to Galt Industries, Inc. by Synova Healthcare Group, Inc. (1)

4.2.4*	Common Stock Purchase Warrant, dated as of January 12, 2007, issued to the placement agent by Synova Healthcare Group, Inc.

4.2.5*	Form of Common Stock Purchase Warrant, dated as of January 12, 2007, issued to certain other investors by Synova Healthcare Group, Inc.

4.3.1*	Lock-Up Agreement, dated as of January 12, 2007, by and between Synova Healthcare Group, Inc. and Stephen E. King.

4.3.2*	Lock-Up Agreement, dated as of January 12, 2007, by and between Synova Healthcare Group, Inc. and David J. Harrison.

4.3.3*	Form of Lock-Up Agreement, dated as of January 12, 2007, by and between Synova Healthcare Group, Inc. and each of the directors, executive officers and significant stockholders of Synova Healthcare Group, Inc. (other than Stephen E. King and David J. Harrison).

4.4*	Form of Securities Purchase Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc. and each of the purchaser signatories thereto.

Exhibit No.	Description
4.5.1*	Registration Rights Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc. and each of the purchaser signatories thereto.

4.5.2*	Registration Rights Agreement, dated as of January 12, 2007, by and between Synova Healthcare Group, Inc. and Galt Industries, Inc.

10.1	Escrow Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc., George Votis, Galt Industries, Inc., Gene Detroyer, Robert Staab and Blank Rome LLP, as escrow agent. (1)

10.2*	Employment Agreement, dated as of January 12, 2007, by and between Allendale Pharmaceuticals, Inc. and Gene Detroyer.

10.3*	Consulting Agreement, dated as of January 12, 2007, by and between Allendale Pharmaceuticals, Inc. and RTA, Inc.

10.4.1*	Letter Agreement, dated as of January 12, 2007, with Stephen E. King regarding Employment Agreement.

10.4.2*	Letter Agreement, dated as of January 12, 2007, with David J. Harrison regarding Employment Agreement.

10.5*	Guarantee Agreement, dated as of January 12, 2007, by and among Synova Healthcare Group, Inc., Synova Healthcare, Inc., Synova Pre-Natal Healthcare, Inc., Guarantors and each of the purchaser signatories thereto.

10.6*	Letter Agreement, dated as of August 10, 2006, by and between Synova Healthcare Group, Inc. and the placement agent.

10.7.1*	Letter Agreement, dated as of January 12, 2007, from Synova Healthcare Group, Inc. to Sandell Asset Management Corp. (Castlerigg Master Investments Ltd.) regarding legal expenses.

10.7.2*	Letter Agreement, dated as of January 12, 2007, from Synova Healthcare Group, Inc. to Plainfield Asset Management LLC regarding legal expenses.

10.8*	License Agreement, dated as of January 12, 2007, by and between Allendale Laboratories, Inc. and Synova Healthcare Group, Inc.

10.9*	Letter Agreement, dated as of January 11, 2007, by and between Allendale Pharmaceuticals, Inc. and Allendale Laboratories, Inc. regarding patent application.

23.1	Consent of Morison Cogen LLP.

99.1*	Press Release of Synova Healthcare Group, Inc., issued on January 16, 2007, as to the acquisition of Allendale Pharmaceuticals, Inc.

99.2*	Press Release of Synova Healthcare Group, Inc., issued on January 16, 2007, as to the private placement of Senior Convertible Notes.

Exhibit No.	Description
99.3*	Information provided to prospective investors in the private placement.

*	Previously filed.

†	The schedules to this agreement have been omitted in accordance with the rules of the Commission. A list of omitted schedules has been included in this exhibit and will be provided supplementally to the Commission upon request.

(1)	Previously filed as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 (File No. 0-51492), as filed with the Commission on February 26, 2007.